Exhibit 99.1

LiveXLive Increases Guidance for Fiscal Year 2022 Revenue to $100 Million to $110 Million with Adjusted Operating Income* of $1.5 Million to $3.0 Million as Its Operational Metrics Continue to Strengthen and Refines Guidance for Fiscal Year 2021 Revenue to $64.5 Million to $65.5 Million

LOS ANGELES, CA – April 5, 2021 -- LiveXLive Media (Nasdaq: LIVX) (“LiveXLive”), a global platform for livestream and on-demand audio, video and podcast/vodcast content in music, comedy and pop culture, and owner of PodcastOne, Slacker Radio, React Presents and Custom Personalization Solutions, announced today that it is increasing its revenue guidance for the fiscal year ending March 31, 2022 to $100 million to $110 million with Adjusted Operating Income* of $1.5 million to $3.0 million (which assumes no revenue from live events given COVID-19 restrictions) and refines its revenue guidance for the fiscal year ended March 31, 2021 to $64.5 million to $65.5 million.

LiveXLive is also providing the following select operational metrics and a preliminary financial metric as of the end of its 2021 fiscal year (March 31, 2021):

- Ended FY 2021 with over 1.075 million paid subscribers. Included in the total number as of March 31, 2021 are certain subscribers which are the subject of a contractual dispute. LiveXLive is currently not recognizing revenue related to these subscribers.

- During FY 2021, LiveXLive livestreamed over 140 live music events and 1,781 artists (non-duplicated) across the LiveXLive platform, generating over 150 million livestream views*, as compared to 42 events, 256 artists and over 69 million livestream views* in the same period a year ago.

- In Q4 FY 2021 alone, livestream views* grew 533% to 38 million compared to 6 million livestream views* in Q4 FY 2020.

- During the FY 2021, LiveXLive livestreamed 27 Pay-Per-View (PPV) events, sold over 68,000 PPV tickets with an average ticket price of $26.73 and generated total PPV revenue of $2.4 million, including ticket sales, merchandising, vodcasting/podcasting, advertising and sponsorships.

- LiveXLive’s 24-hour linear OTT streaming channel now reaches over 300 million people.

- PodcastOne now generates more than 2.25 billion downloads per year, has over 235 exclusive podcast shows and produces more than 400 podcast episodes per week.

- Total social media reach across the exclusive PodcastOne talent roster now exceeds 240 million.

- LiveXLive expects to close fiscal year 2021 with approximately $18.4 million in cash and cash equivalents, as compared to $17.4 million on December 31, 2020.

* See the definition of Adjusted Operating Income and livestream views under “About Non-GAAP Financial Measures” within this release.

Robert Ellin, CEO and Chairman of LiveXLive, commented, “We are very encouraged with the improving operational metrics across nearly all verticals, especially with our investments around our new event franchises including Music Lives, which was the first virtual concert to sell an NFT music festival poster, LiveZone, Lockdown Awards™ and The Snubbys™. The upcoming PPV event, Social Gloves, a boxing competition pitting the world’s largest social media stars from YouTube against the new icons from the explosive TikTok platform and our new partnership with Facebook, will allow us to capitalize across our flywheel business model, including subscription, advertising, sponsorship, pay-per-view tickets, merchandise and our new NFT content division.

“Based on our current estimates and expectations, we are pleased to increase our full year fiscal 2022 revenue guidance to between $100 million to $110 million, with meaningful upside remaining when live concerts and festivals return,” stated Ellin.

The anticipated financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for the fiscal year ended March 31, 2021. As of the date of this press release, LiveXLive has not completed its financial statement reporting process for the fiscal year ended March 31, 2021, and LiveXLive’s independent registered accounting firm has not audited the preliminary financial data discussed in this press release. During the course of LiveXLive’s quarter-end and fiscal year-end closing procedures and review process, LiveXLive may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) (pronounced Live “by’’ Live) is a leading global all-in-one streaming artist-first platform delivering premium music and entertainment content and livestreams from the world’s top artists, expertly curated streaming radio stations, podcasts, and original video and audio on-demand content, as well as personalized merchandise, connecting artists to millions of fans every day. The Company has streamed over 1,800 artists since January 2020 and has created a valuable connection between bands, fans and brands by building long-term franchises in audio, video, podcasting, pay-per-view (PPV), livestreaming, and specialty merchandise. LiveXLive is available on iOS, Android, Roku, Apple TV, and Amazon Fire, and through OTT, Samsung TV, STIRR, Sling, and XUMO, in addition to its own app, online website and social channels. The Company’s wholly owned subsidiary PodcastOne, generates more than 2.25 billion downloads per year with 400+ episodes distributed per week across a stable of hundreds of top podcasts. The Company’s other major wholly owned subsidiaries are LiveXLive, Slacker Radio, React Presents and Custom Personalization Solutions. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Adjusted Operating Income (“AOI”) and livestream views, which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use AOI to evaluate the performance of our operating segment. We believe that information about this non-GAAP financial measure assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income, net income, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.

AOI is defined as operating income before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

We define subscription traffic and engagement metrics (including Livestream Views) to include unique users who (1) access our audio music subscription platform and (2) who watch our livestream events across a variety of mobile, OTT and desktop applications and channels. We define a “livestream view” as a unique user who has viewed our livestream music event(s) across our music platform, or a third party platform, on the day of measurement. We use these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We present user metrics because we believe them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding our financial condition and results of operations. There is no directly comparable GAAP measure to livestream views provided in our financial statements and therefore no reconciliation is provided.

With respect to projected full year 2022 AOI from Core Operations, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOI. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition or transaction will not occur or whether any such event will enhance shareholder value; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under the stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2020, Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 16, 2021, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveXLive IR Contact:

(310) 601-2505

ir@LiveXLive.com

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